CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS

                    CONVERTIBLE PREFERRED STOCK SERIES 1997-A

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                       SPICE ENTERTAINMENT COMPANIES, INC.

                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

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                  Spice Entertainment  Companies,  Inc., a Delaware  corporation
(the "Company"), acting pursuant to Section 151 of the Delaware General Corporation Law, as amended, does hereby submit the following certificate of Designation of Preferences and Rights.

FIRST:   The name of the Company is Spice Entertainment Companies, Inc.

SECOND: By unanimous consent of the Board of Directors of the Company as of January 10, 1997 the following resolutions were adopted, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or By-Laws of the Company:

                  WHEREAS, the Certificate of Incorporation of the Company, as amended, authorizes preferred stock consisting of 10,000,000 shares, par value $.01 per share (the "Preferred Stock"), issuable from time to time in one or more series:

                  WHEREAS, the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article FOURTH of the Company's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

                  WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

                  NOW, THEREFORE BE IT

                  RESOLVED, that pursuant to Article FOURTH of the Company's Certificate of Incorporation, as amended, there is hereby established a new series of 50,000 shares of Preferred Stock of the Company to be known as the Convertible Preferred Stock Series 1997-A. The voting powers, rights, preferences, privileges and restrictions granted to and imposed upon the Convertible Preferred Stock Series 1997-A are as follows:

                  Convertible Preferred Stock Series 1997-A. A class of Preferred Stock of the Company is hereby created to be limited in amount to 50,000 shares of the authorized but unissued Preferred stock of the Company. The designations, powers, preferences, rights, qualifications, limitations, and restrictions of this class ,are as follows:

                  (1)      Designation of Class.

     (a) The designation of the class of Preferred Stock created hereby shall be Convertible Preferred Stock Series 1997-A, par value $.01 per share (the "1997-A Preferred Stock").

     (b) The number of shares of 1997-A Preferred Stock may be decreased (but not below the number of shares then outstanding) or increased by a certificate executed, acknowledged, filed and recorded in accordance with the Delaware General Corporation Law, as amended ("DGCL"), setting forth a statement that a specified decrease or increase, as the case may be, thereof had been authorized and directed by a resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Company.

     (2)  Dividends.

     (a) Amount of Dividends. The record holders of the shares of 1997-A Preferred Stock (each a "Stockholder" and, collectively, the "Stockholders") shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the per annum rate of eight percent (8%) of the Liquidation Value (as defined hereinafter) per share (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable in quarterly installments on the last day of each calendar quarter (each, a "Dividend Payment Date"), in preference and priority to any payment of any cash dividend on the Company's common stock, $.01 par value per share ("Common Stock"), or any other shares of capital stock of the Company other than 1997-A Preferred Stock in respect of dividends (such common stock and other inferior stock being collectively referred to herein as "Junior Stock"), when, as and if declared by t he Board of Directors of the Company.

     (b) Accrual of Dividends. Such dividends shall accrue with respect to each share of 1997-A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the 1997-A deficiency shall be fully paid or declared and set apart for payment before any purchase or acquisition of Junior Stock is made by the Company, except the repurchase of Junior stock from employees of the Company upon termination of employment.

     (c) Payment of Dividends. Each dividend shall be paid either in additional shares of 1997-A Preferred Stock ("PIK Dividends") or in cash, as may be elected by the Company, If the Company fails to pay cash dividends on any Dividend Payment PIK Dividends shall be paid in full shares only (based on the then Liquidation Value per share), with a cash payment (based on the then Liquidation Value per share) equal to the 1997-A Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent, if any, on the corresponding Dividend Payment Date. Stockholders will receive written notification from the Company or transfer agent if a dividend is paid in PIK Dividends, which notification will specify the number of shares of 1997-A Preferred Stock paid as a dividend and the recipient's aggregate holdings of 1997-A Preferred Stock as of that Dividend Payment date and after giving effect to the dividend.

     (3) Liquidation Preference.

     (a) 1997-A Preferred Stock. In the event of any liquidation dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the 1997-A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Junior Stock by reason of their ownership thereof, the amount of $100.00 (as adjusted for any stock dividend, stock split, combination or other similar recapitalizaiton affecting such shares) (the "Liquidation Value"), plus all accrued or declared but unpaid dividends, to and including the date of such liquidation dissolution and winding up of the Company, on such share for each share of 1997-A Preferred stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the 1997-A Preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the 1997-A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

     (b) Common Stock. After the completion of the distribution required by subsection (a) above, subject to the rights of other series of preferred stock which may from time to time come into existence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

     (4) Conversion.

     (a) Conversion Right. Shares of 1997-A Preferred Stock shall be convertible into shares of Common Stock on accordance with the procedure outlined in Section
(4) (b) below in the following instances:

     (i) at the election of the record holder thereof (I) at any time after the second anniversary date of the Closing Date (as defined in the Loan and Security Agreement dated January 15, 1997 between the Company and Madeleine L.L.C. (the "Loan Agreement")) or (II) at any time if (x) the average closing bid price (or is not reported by the relevant reporting agency, then the average last daily reported sale price) for one (1) share of the Company's Common Stock on any securities exchange or over-the-counter market on which the Common Stock is then traded for the thirty (30) trading days prior to the Conversion Date (as defined hereinafter) is Five Dollars ($5.00) (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), or greater, or (y) an Event of Default under the Loan Agreement has occurred and is continuing, or (z) the Company shall have provided notice of redemption to the record holder thereof in accordance with Section (7) below; or

     (ii) at the election of the Company at any time if the average closing bid price (or, if the closing bid price is not reported by the relevant reporting agency, then the average last daily reported sale price) for the Company's Common Stock on any securities exchange or over-the-counter market on which the Common Stock is then traded for the thirty (30) trading days prior to the Conversion Date is Six Dollars ($6.00) (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), or greater.

     (b) Mechanics of Conversion.

     (i) In order to convert shares of 1997-A Preferred Stock into shares of common Stock, the Stockholder shall surrender the certificate or certificates for such 1997-A Preferred Stock, duly endorsed, and written notice that such Stockholder elects to convert all or any of the shares represented by such certificate or certificates, at the office of the Company or the transfer agent therefor, if any. Such notice shall state such Stockholder's name or the names of the nominees in which such holder wishes the certificates and notice by the Company or the transfer agent shall be the conversion date ("Conversion Date"). The Company shall, as soon as practicable after the Conversion Date, issue and deliver to such Stockholder, or to his nominee or nominees, a certificate or certificates for the number of full shares of common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share of remaining and a replacement certificate for any shares of 1997-A Preferred Stock which were not converted by the Stockholder.

     (ii) Each share of 1997-A Preferred Stock shall be convertible into such number of shares of Common stock as is determined by dividing (A) the Liquidation Value of such share plus all accrued or declared but unpaid dividends, to and including the Conversion Date, on such share by (B) an amount equal to (I) the average closing bid price (or, if the closing bid price is not reported by the relevant reporting agency, then the average last daily reported sale price) for one (1) share of the Company's Common Stock on any securities exchange or over-the-counter market on which the Common Stock is then traded for the thirty (30) trading days prior to the conversion Date multiplied by (II)
0.90 (the "Conversion Price").

     (iii) All shares of 1997-A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the right to receive dividends, shall immediately cease and terminate on the Conversion Date, except only the rights of the Stockholders thereof to receive shares of Common Stock in exchange therefor. Any shares of 1997-A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized 1997-A Preferred stock accordingly.

     (c) Reservation of Shares for Issuance upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the 1997-A Preferred Stock as herein provided, such number of shares of Common Stock as hall then be issuable upon the conversion of all outstanding shares of the 1997-A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of the 1997-A Preferred Stock. The Company covenants that all shares of Common Stock which shall be so issuable upon conversion of the 1997-A Preferred Stock as herein provided shall, when issued, be duly authorized, validly issued and fully paid and non-assessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion of the 1997-A Preferred Stock, the appropriate capital stock accounts of the Company shall be duly credited.

     (d) Payment of Taxes on Shares Issued Upon Conversion. The issuance of certificates for shares of Common Stock upon the conversion of shares of the 1997-A Preferred Stock shall be made without charge to the converting holders for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Stockholders of the 1997-A Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the shares of the 1997-A Preferred Stock converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (5) Anti-Dilution Rights.

     (a) Subdivision or Combination of Shares. Any subdivision or combination of shares, pursuant to a stock split, reverse stock split or otherwise, of the Company's Common Stock ("Common Stock Adjustment") shall require, as a condition precedent, an identical subdivision or combination of the shares of 1997. A Preferred Stock in the same proportion as that of the Common Stock Adjustment and as of the same date as the effective or payment date of the Common Stock Adjustment. The record date for determination of which Stockholders are entitle to the effect of the subdivision or combination of shares shall be the same date as the record date for the Common Stock Adjustment.

     (b) Stock Dividends. Any issuance of shares of Common Stock (or other securities convertible into Common Stock) as a dividend or other distribution on the common Stock ("Common Stock Dividend") shall require, as a condition precedent, the Common Stock Dividend to record holders of the 1997-A Preferred Stock on the record date for the Common Stock Dividend. The issuance of additional shares of 1997-A Preferred Stock shall occur on the same date as the payment date for the Common Stock Dividend.

     (6) No Voting Rights. Stockholders of the 1997-A Preferred Stock shall have no voting rights with respect thereto, except where specifically otherwise required by the DGCL.

     (7) Redemption.

     (a) Right to Redeem. The Company may, at any time after the date hereof and upon at least thirty (30)days' prior written notice as provided below, redeem all but not less than all) of the outstanding shares of 1997-A Preferred Stock as provided in this Section (7) shall be referred to as the "Redemption Date."

     (b) Mechanics of Redemption.

     (i) The 1997-A Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash the sum of the Liquidation Value of such share plus an amount equal to all accrued but unpaid dividends, without interest, prior to the Redemption Date on such share (the "Redemption Price").

     (ii) Not less than thirty (30) nor more than ninety (90) days before any Redemption Date, written notice shall be sent by first class certified mail, postage prepaid and return receipt requested, by the Company to all Stockholders of the shares of 1997-A preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be continuously available therefor, then, notwithstanding that any certificate for share of 1997-A Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the share so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date cease, except only the right of the Stockholders to receive, upon presentation of a certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

     (iii) Each Stockholder of outstanding shares of 1997-A Preferred Stock called for redemption may convert those shares into Common Stock as provided for herein at any time prior to the Redemption Date.

THIRD: This Certificate of Designation of Preferences and Rights constitutes an agreement between the Company and all of the Stockholders of the 1997-A
Preferred stock. It may be amended by vote of the Board of Directors of the Company and the holders of a majority of the outstanding shares of the 1997-A Preferred Stock.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate in the name and on behalf of Spice Entertainment Companies, Inc. on the 15th day of January, 1997 and the statements contained herein are affirmed as true under penalties of perjury.

ATTEST:                             SPICE ENTERTAINMENT COMPANIES, INC.


/s/ Daniel J. Barsky                By: /s/ J. Roger Faherty
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Daniel J. Barsky, Secretary              J. Roger Faherty, President